Exhibit 99.1

Capline Pipe Line Business,
Capwood Pipe
Line Business and Patoka Pipe Line Business

Combined Financial Statements

December 31, 2002 and 2001

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Index

December 31, 2002 and 2001

Report of Independent Auditors

Combined Financial Statements

Combined Balance Sheets

Combined Statements of Income and Owner’s Net Investment

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Report of Independent Auditors

To the Board of Directors of Shell Pipeline Company LP:

In our opinion, the accompanying combined balance sheets and the related combined statements of income and owner’s net investment and cash flows of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business (“the Businesses”) present fairly, in all material respects, the combined financial position of the Businesses at December 31, 2002 and 2001, and the results of their operations and their cash flows for the periods February 14, 2002 through December 31, 2002, January 1, 2002 through February 13, 2002, and for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.  These combined financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these combined financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Pricewaterhouse Coopers LLP
Houston, Texas
December 16, 2003

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Combined Balance Sheets

(dollars in thousands)	December 31, 2002	December 31, 2001

Assets
Current assets
Accounts receivable
Trade	$679	$948
Allowance oil inventory	8,192	8,944
Materials and supplies	372	411
Other	41	92
	9,284	10,395
Property and equipment, net	98,428	8,226
Total assets	$107,712	$18,621
Liabilities and Owner’s Net Investment
Current liabilities
Property tax payable	$91	$129
Other	48	45
Total current liabilities	139	174
Owner’s net investment	107,573	18,447
Total liabilities and owner’s net investment	$107,712	$18,621

The accompanying notes are an integral part of these combined financial statements.

The post-acquisition financial statements reflect a new basis of accounting, and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Combined Statements of Income and Owner’s Net Investment

(dollars in thousands)	February 14 - December 31, 2002	January 1 - February 13, 2002	Year Ended December 31, 2001

Revenue
Transportation and allowance oil revenue	$43,974	$6,028	$61,635
Other	746	102	3,543
Total revenue	44,720	6,130	65,178
Costs and expenses
Power and fuel	$7,298	1,000	10,399
Outside services	1,995	273	1,892
Salary and wages	1,346	184	1,467
Depreciation	4,589	64	511
Taxes other than taxes on income	570	78	765
Materials and supplies	460	63	578
Management fees	457	63	395
Pension and benefits	287	39	430
Other	299	40	346
Total costs and expenses	17,301	1,804	16,783
Net income	27,419	4,326	48,395

Deemed distributions to parent company	(31,967)	(4,382)	(49,238)
Purchase price adjustment	93,730	—	—
Owner’s net investment, beginning of period	18,391	18,447	19,290
Owner’s net investment, end of period	$107,573	$18,391	$18,447

The accompanying notes are an integral part of these combined financial statements.

The post-acquisition financial statements reflect a new basis of accounting, and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Combined Statements of Cash Flows

(dollars in thousands)	February 14 - December 31, 2002	January 1 - February 13, 2002	Year Ended December 31, 2001

Cash flows provided by operating activities
Net income	$27,419	$4,326	$48,395

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,589	64	511
(Increase) decrease in working capital
Receivables	237	32	628
Allowance oil inventory	662	90	511
Materials and supplies	33	5	17
Property tax payable	(32)	(5)	(80)
Other	48	6	(123)
	5,537	192	1,464
Net cash provided by operating activities	32,956	4,518	49,859

Cash flows used for investing activities
Capital expenditures	(989)	(136)	(621)
Net cash used for investing activities	(989)	(136)	(621)

Cash flows used for financing activities
Deemed distributions to parent company	(31,967)	(4,382)	(49,238)
Net cash used for financing activities	(31,967)	(4,382)	(49,238)
Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents, at beginning of period	—	—	—
Cash and cash equivalents, at end of period	$—	$—	$—

Nonmonetary activities
Purchase price allocation	$93,730	$—	$—

The accompanying notes are an integral part of these combined financial statements.

The post-acquisition financial statements reflect a new basis of accounting, and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business

Notes to Combined Financial Statements December 31, 2002 and 2001

1.                                      Organization and Basis of Presentation

The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses of the historical operations of the transportation businesses comprised of Capline Pipe Line System, Capwood Pipe Line System and Patoka Pipe Line System (collectively “the Businesses”) owned by Shell Pipeline Company LP (“Shell Pipeline”), formerly Equilon Pipeline Company LLC.  Throughout the period covered by the financial statements, Shell Pipeline owned and managed the Businesses’ operations.

Effective January 1, 1998, Shell Oil Company (“Shell Oil”) and Texaco, Inc. (“Texaco”) formed Equilon Enterprises LLC (“Equilon Enterprises”) with 56 percent and 44 percent membership interests, respectively.  Shell Pipeline is a wholly owned subsidiary of Equilon Enterprises.

In connection with the 2002 merger of Chevron Corporation and Texaco, the Federal Trade Commission required Texaco to divest its interest in the Equilon Enterprises, and early 2002 Shell Oil acquired Texaco’s 44 percent interest in Equilon Enterprises, making Shell Oil the 100 percent owner of Equilon Enterprises.  The acquisition by Shell Oil was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles, with Shell Pipeline allocating the purchase price paid by Shell Oil to Shell Pipeline’s net assets as of the acquisition date.  Accordingly, the post-acquisition financial statements reflect a new basis of accounting, and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

The Capline Pipe Line System (“Capline”) is an undivided interest pipeline system consisting of 667 miles of 40-inch pipe from St. James, Louisiana to Patoka, Illinois. The Capwood Pipe Line System (“Capwood”) is an undivided interest pipeline system consisting of 57 miles of 20-inch pipe from Patoka, Illinois to Wood River, Illinois. The Patoka Pipe Line System is a wholly owned pipeline system consisting of 1.2 miles of 22-inch pipe connecting Capline to storage locations in Patoka. Shell Pipeline’s ownership percentages of each of the pipelines mentioned above are 22 percent, 76 percent and 100 percent, respectively. The combined financial statements include the Business’ pro rata share of the assets, liabilities, revenues and expenses primarily since the undivided interests are not subject to joint control and the Businesses are only responsible for their pro rata share of direct costs.

The accompanying financial statements are presented on a carve-out basis to include the historical operations of the Businesses owned by Shell Pipeline viewed from a nonoperator perspective.  In this context, a direct relationship existed between the carve-out operations and the operator, Shell Pipeline. Shell Pipeline’s net investment in the Businesses (owner’s net investment) is shown in lieu of stockholder’s equity in the financial statements.

The combined statement of income and owner’s net investment includes the pro rata share of the annual management fee charged to the undivided interests by the operator. The results of operations also include allocations in accordance with the terms of the operating agreement, generally based on direct payroll and benefit costs.

Throughout the period covered by the financial statements, Shell Pipeline has provided cash management services to the Businesses through centralized treasury Businesses.  As a result, all charges and cost allocations for the Businesses were deemed to have been paid by the Businesses to Shell Pipeline, in cash, during the period in which the cost was recorded in the combined financial statements.

All of the allocations and estimates in the combined financial statements were based on assumptions that Shell Pipeline management believes were reasonable under the circumstances.  These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Businesses had been operated as a separate entity.

2.                                      Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities.  Although management believes these estimates are reasonable, actual results could differ from those estimates.

Revenue Recognition

Revenues for the transportation of crude are recognized (1) based upon regulated tariff rates and the related transportation volumes and (2) when the delivery of crude is made to the shipper or another common carrier pipeline.  Allowance oil revenue is recognized when the Businesses receive the allowance oil volumes which are valued at current market value.  Any allowance oil sold is recorded in revenue as a net amount based on the selling price less its weighted average cost.  Other revenue consists of additional charges in accordance with the tariff agreement based on the viscosity of the crude.

Property and Equipment

Crude oil pipeline and gathering assets are carried at cost.  Costs subject to depreciation are net of expected salvage values and deprecation is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Line pipe	20-25 years
Equipment and other pipeline assets	20-25 years
Oil tanks	20-25 years
Other	5-25 years

Acquisitions and expenditures for renewals and betterments are capitalized while maintenance and repairs which do not improve or extend asset life are expensed as incurred.

Impairment of Long-Lived Assets

The Businesses has adopted Statement of Financial Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective January 1, 2002.  SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principles in the United States of America (“GAAP”) with respect to the recognition and measurement of long-lived asset impairment contained in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognition of any long-lived asset impairment is required, and if required how to measure the amount of the impairment.  SFAS No. 144 also requires that any net assets to be disposed of by sale to be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discontinued operations to include any component of any entity.  The adoption of SFAS No. 144 did not have a material effect on the Businesses’ financial position, results of operations or liquidity.

Accounts Receivable

Accounts receivable are valued at historical cost less an allowance for doubtful accounts.

Allowance Oil

A loss allowance factor of 0.2 percent, by volume, is incorporated into crude oil tariffs to offset evaporation and other losses in transit.  The net excess of allowance quantities, calculated in accordance with the tariffs, over actual losses is valued at the average market value at the time the excess occurred and the result is recorded as allowance oil revenue.  Inventories of allowance oil are carried at the lower of such value (cost) or market value with cost being determined on an average-cost basis.  Gains or losses on sales of allowance oil barrels are included in transportation and allowance oil revenue.

Materials and Supplies

Inventories of materials and supplies are carried at lower of average cost or market.

Environmental and Other Accrued Liabilities

The Businesses accrue for environmental remediation and other accrued liabilities when it is probable that such liabilities exist, based on past events or known conditions, and the amount of such liability can be reasonably estimated.  If the Businesses can only estimate a range of probable liabilities, the minimum future undiscounted expenditure necessary to satisfy the Businesses’ future obligation is accrued.

Concentration of Credit and Other Risks

A significant portion of the Businesses’ revenues and receivables are from oil and gas companies.  Although collection of these receivables could be influenced by economic factors affecting the oil and gas industry, management believes the risk of significant loss is considered remote.

One customer individually represents approximately 64% and 64% of sales for the period from January 1, 2002 to February 13, 2002 and February 14, 2002 to December 31, 2002, respectively. Two customers individually represent over 12 percent and 73 percent of sales, respectively, for the fiscal year ended December 31, 2001.

Development and production of crude in the service area of the pipeline are subject to among other factors, prices of crude and federal and state energy policy, none of which are within the Businesses’ control.

Income Taxes

The Businesses have not historically incurred income tax expense as the Businesses were included as part of Shell Pipeline, which, in accordance with the provisions of the Internal Revenue Code, is not subject to U.S. Federal income taxes.  Rather, Shell Pipeline includes its allocated share of the partnership’s income or loss in its own federal and state income tax returns.

3.                                      Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2002 and December 31, 2001:

(dollars in thousands)	2002	2001

Land	$533	$533
Right of way	615	615
Line pipe	65,314	37,947
Equipment and other pipeline assets	24,442	14,103
Oil tanks	11,078	6,450
Construction work-in-progress	1,035	414
	103,017	60,062

Accumulated depreciation	4,589	51,836

Net property, plant and equipment	$98,428	$8,226

On February 13, 2002, Shell Oil acquired Texaco’s 44 percent interest in Equilon Enterprises, making Shell Oil the 100 percent owner of Equilon Enterprises.  Shell Pipeline is a wholly owned subsidiary of Equilon Enterprises.  The acquisition was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.  Shell Oil’s property, plant and equipment including the Michigan Crude Oil Pipeline Businesses was adjusted to estimated fair market value on February 14, 2002, and depreciated based on revised estimated remaining useful lives.  The Businesses’ accumulated depreciation and amortization provision balance at February 14, 2002, were eliminated pursuant to the purchase method of accounting.

4.                                      Related Party Transactions

The Businesses have entered into transactions with Shell Oil including its affiliates.  Such transactions are in the ordinary course of business and include the transportation of crude oil and petroleum products.

The aggregate amounts of such transactions for the periods ended February 13, 2002 and December 31, 2002 and the year ended December 31, 2001, consisted of pipeline tariff revenues totaling approximately $39,000, $287,000 and $0, respectively.

The Businesses have no employees and rely on the operator, Shell Pipeline, to provide personnel to perform daily operating and administrative duties on behalf of the Businesses. Accordingly, in accordance with the terms of the operating agreement, the operator has charged the Businesses for management fees aggregating approximately $63,000, $427,000 and $395,000 for the periods ended February 13, 2002 and December 31, 2002 and for the year ended December 31, 2001, respectively.

Certain of those personnel participate in the Alliance Pension Plan (a defined benefit plan) and the Alliance Savings Plan (a defined contribution plan).  Also, certain of those personnel participate in Shell sponsored benefit plans that provide pensions and other postretirement benefits.  A portion of these plans are unfunded, and the costs are shared by Shell Oil and its employees.  The Businesses’ allocated expense related to these plans was approximately $39,000, $288,000 and $430,000 during the periods ended February 13, 2002 and December 31, 2002 and for the year ended December 31, 2001, respectively.

In addition, as described in Note 1, the results of operations also include charges for direct payroll and benefits. Such charges totaled approximately $184,000, $1,346,000 and $1,467,000 for the periods ended February 13, 2002 and December 31, 2002 and for the year ended December 31, 2001, respectively.

5.                                      Commitments and Contingencies

The Businesses lease certain real property, equipment and operating facilities under various operating leases. The Businesses also incur costs associated with leased land, rights-of-way, permits and regulatory fees, the contracts which generally extend beyond one year but can be cancelled at any time should they not be required for operations.  Future noncancellable commitments related to these items at December 31, 2002, were not significant.

The total lease expense incurred for the periods ended February 13, 2002 and December 31, 2002 and the year ended December 31, 2001 was approximately $15,000, $106,000, and $96,000, respectively.

The Businesses are subject to possible loss contingencies including actions or claims based on environmental laws, federal regulations, and other matters.

The Businesses may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the Businesses’ actions on the environment.  The Businesses have not accrued for any liability at December 31, 2002 or 2001, for planned environmental remediation activities.  In management’s opinion, this is appropriate based on existing facts and circumstances.

6.                                      Subsequent Event

On December 16, 2003, Shell Pipeline entered into a purchase and sale agreement with Plains All American Pipeline L.P. committing to sell the Businesses for $158,000,000.  The transaction is expected to close in 45 to 90 days from December 16, 2003.